EXHIBIT 5(a)(ii)

                             ANNUITY ORDER TICKET
                    American General Life Insurance Company
           P.O. Box 1401   Houston, Texas 77251-1401   (800)200-3883

                           [American General Logo]

                             SIERRA ASSET MANAGER
                    The Actively Managed Variable Annuity

Instructions: Please type or print in permanent black ink.

NOTE: Annuity Order Ticket is not available in XX, XX, XX; or for 1035(a) Exchanges; Trustee to Trustee Transfers; Special Surrender Charge Waiver; or Immediate Annuities. If Automatic Additional Purchase Payment Option, Telephone Transfer Privilege, or Systematic Withdrawal features are desired, submit separate Service Form.

1. CONTRACT IDENTIFICATION

   ANNUITANT:__________________________  CONT.ANNUITANT(optional):____________
   ADDRESS:____________________________  ADDRESS:_____________________________
   ____________________________________  _____________________________________
   PH NO.:________ DOB:________________  PH NO.:________ DOB:_________________
   SEX:[ ]M [ ]F   SS#:________________  SEX:[ ]M[ ]F    SS#:_________________

   CONTRACT OWNER:_____________________  JOINT OWNER(optional):_______________
   ADDRESS:____________________________  ADDRESS:_____________________________
   ____________________________________  _____________________________________
   PH NO.:________ DOB:________________  PH NO.:________ DOB:_________________
   SEX:[ ]M [ ]F  TAX ID or SS#:_______  SEX:[ ]M[ ]F  Tax ID or SS#:_________

2. BENEFICIARY INFORMATION
   PRIMARY/RELATIONSHIP
   ___________________________________________________________________________
   CONTINGENT/RELATIONSHIP
   ___________________________________________________________________________

3. CONTRACT INFORMATION
   State in which business was sold ________
   Initial Purchase Payment(minimum $5,000)$____ [ ]Non-Qualified [ ]Qualified If contribution is Qualified, please check appropriate boxes in sections A and B.
   A.[ ]Transfer OR [ ]Rollover
   B.[ ]Type of Plan: [ ]IRA  [ ]SEP-IRA  [ ]401(k)  [ ]Other_________

4. FUND ALLOCATIONS Whole Percentages Only. Total = 100%

    (060) Capital Growth Portfolio    _____  (064) Income Portfolio         _____
    (061) Growth Portfolio            _____  (065) Global Money Fund        _____
    (062) Balanced Portfolio          _____  (116) 1 Year Guarantee Period  _____
    (063) Value Portfolio             _____

5. DOLLAR COST AVERAGING ($250 minimum Transfer)
   (Use only dollars OR percentages)
   Dollar-cost average: [ ]$_____ OR _____% (whole % only)
   Begin Date:___/___/___
   Taken from the: [ ]Global Money Fund OR [ ]1 Year Guaranteed Period
   Frequency: [ ]Monthly [ ]Quarterly [ ]Semiannually [ ]Annually
   Duration: [ ]12 Months [ ]24 Months [ ]36 Months

    (060) Capital Growth Portfolio    _____  (063) Value Portfolio          _____
    (061) Growth Portfolio            _____  (064) Income Portfolio         _____
    (062) Balanced Portfolio          _____  (065) Global Money Fund        _____

 -----------------------------------------------------------------------------
 SPECIAL REMARKS:
 -----------------------------------------------------------------------------
   IMPORTANT: THIS TICKET WILL NOT BE PROCESSED IF LICENSING RECORDS INDICATE YOU ARE NOT CURRENTLY APPOINTED.
 -----------------------------------------------------------------------------
 Time and Date Solicited_______________________________
 Agent/Representative Name (Please Print)_____________________________________
 Agent/Rep No.________ Phone No._________Firm No. And Name____________________